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                                  EX-99.B 11


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Stagecoach Funds, Inc.:


        We consent to the incorporation by reference in the Stagecoach Funds, Inc. Post-Effective Amendment No. 20 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 21 to the Registration Statement Number 811-6419 on form N-1A under the Investment Company Act of 1940 of our report dated February 14, 1996, on the financial statements and financial highlights of the Strategic Growth Fund (one of the funds comprising Overland Express Funds, Inc.) for the year ended December 31, 1995, which report has been included in the Statement of Additional Information.


        We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG Peat Marwick LLP

San Francisco, California
February 27, 1996